                                                       EXHIBIT 20.3

                          TRUST & PUBLIC SERIES SUMMARY
                      FIRST UNION MASTER CREDIT CARD TRUST
                            SERIES 1996-1 AND 1996-2
                                    MAY 1998


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TOTAL TRUST PERFORMANCE                           DECEMBER 1997                    JANUARY 1998                   FEBRUARY 1998
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
TOTAL ENDING BALANCE:                        3,266,157,732                    2,108,831,194                   2,085,013,434
ENDING PRINCIPAL BALANCE:                    3,151,997,850                    2,023,905,268                   2,001,101,636
ENDING NON-PRINCIPAL BALANCE:                  114,159,882                       84,925,926                      83,911,798

INVESTOR PERCENTAGE:                                47.43%                           71.06%                          73.07%

YIELD:                                          60,662,553      23.35%           36,423,038       21.00%         36,225,165   21.48%

CHARGE-OFFS:                                   (22,595,646)     -8.70%           (8,698,807)      -5.02%       (10,478,267)   -6.21%

NET YIELD: (YIELD - C/O)                                        14.65%                            15.99%                      15.27%

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SERIES 1996-1                                     DECEMBER 1997                      JANUARY 1998                  FEBRUARY 1998
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   Month-End Investor Balance               1,115,151,821                    1,115,151,821                     1,115,151,821
   Investor Percentage                             35.77%                           53.59%                            55.10%
                                                                ------                            ------                      ------
   THREE-MONTH-AVG EXCESS SERVICING                              5.75%                             6.22%                       7.35%
                                                                ------                            ------                      ------

Yield:                                         21,697,198       23.35%          19,517,597        21.00%          19,959,708  21.48%

   Charge-Offs                                 (8,081,793)      -8.70%          (4,661,330)       -5.02%          (5,773,422) -6.21%
   Certificate Interest                        (5,831,978)      -6.28%          (5,878,078)       -6.33%          (4,882,257) -5.25%
   Servicing Fee                               (1,858,586)      -2.00%          (1,858,586)       -2.00%          (1,858,586) -2.00%

EXCESS SERVICING:                               5,924,841        6.38%           7,119,603         7.66%           7,445,443   8.01%
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SERIES 1996-2                                     DECEMBER 1997                    JANUARY 1998                     FEBRUARY 1998
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   Month-End Investor Balance               363,636,975                      363,636,975                        363,636,975
   Investor Percentage                           11.66%                           17.47%                             17.97%
                                                                ------                            ------                      ------
   THREE-MONTH-AVG EXCESS SERVICING                              5.81%                            6.30%                        7.66%
                                                                ------                            ------                      ------

Yield:                                        7,081,539         23.37%         6,370,563           21.02%          6,514,279  21.50%

   Charge-Offs                               (2,635,371)        -8.70%        (1,520,001)         -5.02%          (1,882,640) -6.21%
   Certificate Interest                      (1,763,926)        -5.82%        (1,771,968)         -5.85%          (1,609,326) -5.31%
   Servicing Fee                               (606,062)        -2.00%          (606,062)         -2.00%            (606,062) -2.00%

EXCESS SERVICING:                             2,076,180          6.85%         2,472,532           8.16%           2,416,251   7.97%
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
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TOTAL TRUST PERFORMANCE                          MARCH 1998                              APRIL 1998                   MAY 1998
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
TOTAL ENDING BALANCE:                     2,084,155,460                           2,101,025,116               2,101,288,165
ENDING PRINCIPAL BALANCE:                 2,004,851,422                           2,022,641,103               2,023,741,118
ENDING NON-PRINCIPAL BALANCE:                79,304,038                              78,384,012                  77,547,047

INVESTOR PERCENTAGE:                             73.90%                                  73.76%                      73.11%

YIELD:                                       41,595,765         24.94%               38,256,572     22.90%       38,531,054   22.86%

CHARGE-OFFS:                                 (9,462,225)        -5.67%               (8,630,229)    -5.17%       (8,715,586)  -5.17%

NET YIELD: (YIELD - C/O)                                        19.27%                              17.73%                    17.69%

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SERIES 1996-1                                     MARCH 1998                             APRIL 1998                  MAY 1998
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   Month-End Investor Balance             1,115,151,821                           1,115,151,821               1,115,151,821
   Investor Percentage                           55.73%                                  55.62%                      55.13%
                                                                ------                              ------                    ------
   THREE-MONTH-AVG EXCESS SERVICING                              9.01%                               9.75%                    10.29%
                                                                ------                              ------                    ------

Yield:                                       23,180,029         24.94%               21,279,326     22.90%       21,243,499   22.86%

   Charge-Offs                               (5,273,004)        -5.67%               (4,800,364)    -5.17%       (4,805,203)   5.17%
   Certificate Interest                      (5,483,407)        -5.90%               (5,454,367)    -5.87%       (5,636,179)  -6.07%
   Servicing Fee                             (1,858,586)        -2.00%               (1,858,586)    -2.00%       (1,858,586)  -2.00%

EXCESS SERVICING:                            10,565,031         11.37%                9,166,009      9.86%        8,943,531    9.62%
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SERIES 1996-2                                        MARCH 1998                           APRIL 1998                  MAY 1998
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   Month-End Investor Balance               363,636,975                             363,636,975               363,636,975
   Investor Percentage                           18.17%                                  18.14%                    17.98%
                                                                ------                              ------                    ------
   THREE-MONTH-AVG EXCESS SERVICING                              9.16%                               9.78%                    10.27%
                                                                ------                              ------                    ------

Yield:                                        7,564,991         24.96%                6,944,945     22.92%      6,933,433     22.88%

   Charge-Offs                               (1,719,460)        -5.67%               (1,565,338)    -5.17%     (1,566,916)    -5.17%
   Certificate Interest                      (1,799,953)        -5.94%               (1,734,031)    -5.72%     (1,907,435)    -6.29%
   Servicing Fee                               (606,062)        -2.00%                 (606,062)    -2.00%       (606,062)    -2.00%

EXCESS SERVICING:                             3,439,516         11.35%                3,039,514     10.03%      2,853,021      9.41%
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



         Total Trust Performance Percentages calculated by dividing the current month results into the previous month ending principal balance.